    EXHIBIT 10.3

RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT (the “Agreement”), dated and effective as of May 19, 2017 (the “Effective Date”), is made by and between MabVax Therapeutics Holdings, Inc., a Delaware corporation (“Company”), and the holder of the Company’s Series H Preferred Stock signatory hereto (“Holder”).

WHEREAS, pursuant to that certain Subscription Agreement (the “Subscription Agreement”), dated as of May 3, 2017, by and between the Company and the Holder, whereby, among other things, the Holder purchased from the Company $[ ] of shares of Series H Convertible Preferred Stock having a stated value of $1,000 per share (the “Series H Preferred Stock” or the “Exchange Securities”);

WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series G Convertible Preferred Stock, $0.01 par value, the terms of which are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (the “G Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series G Preferred Stock”), which Series G Preferred Stock shall be convertible into the Company’s Common Stock, in accordance with the terms of the G Certificate of Designations;

WHEREAS, the Company has filed a Registration Statement on Form S-1, as amended (Registration No. 333-216016) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), and such Registration Statement has been declared effective by the SEC, in connection with a public offering of the Company’s Series G Preferred Stock and Common Stock that is expected to close on the Effective Date (the “Offering”);

WHEREAS, on May 10, 2017, the Company and the Holder entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the Holder agreed to exchange all of its Series H Preferred Stock and relinquish any and all other rights it may have pursuant to the Exchange Securities, their respective governing agreements and certificates of designation, including any related registration rights, in exchange for an aggregate of ____________ shares of Series G Preferred Stock in the Offering (the “Exchange”), with such shares of Series G Preferred Stock to be issued at the closing of the Offering;

WHEREAS, the Holder and Company intend that this Agreement be effective prior to the closing of the Offering;

WHEREAS, the parties have amicably determined that it is in their collective best interest to: (i) rescind the Exchange Agreement, including but not limited to the exchange of Exchange Securities for Series G Preferred Stock, and (ii) provide for such additional agreements as are set forth herein; and

WHEREAS, in connection with the Offering, the Company and Holder desire to cancel certain of Holder’s warrants and issue the Holder new shares of common stock, preferred stock and warrants as further set forth in the lead investor consent attached hereto as Exhibit B (the “Lead Investor Consent”).

 NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, the parties hereby agree as follows:

1.
Rescission of Exchange Agreement.  The Company and the Holder hereby rescind the Exchange Agreement and all transactions contemplated thereby, including the Exchange, in its entirety, effective prior to the consummation of the Offering, such that the Exchange Agreement shall have no force or effect and shall create no rights or obligations whatsoever of one party against the other.  For the avoidance of doubt, the Holder shall remain the beneficial owner of the Series H Preferred Stock and the Holder shall purchase the Series G Preferred Stock in the Offering for cash.

2.
Subscription Agreement and Registration Rights Agreement. The Holder and Company agree that the Subscription Agreement and that certain Registration Rights Agreement, dated as of May 3, 2017, by and between the Company and the Holder, as amended from time to time (the “Registration Rights Agreement”) remain in full force and effect, including all of the Company’s and Holder’s respective obligations thereunder. For the avoidance of doubt, the Company and Holder agree that Holder’s registration rights and the Company’s related obligations under the Subscription Agreement and Registration Rights Agreement remain in full force and effect.

3.
Consent to Cancellation of Existing Warrants and Issuance of New Warrants. The Holder has reviewed the attached Lead Investor Consent and consents, as a condition to receipt of Inducement Shares, to the cancellation of all warrants issued to the Holder in connection with the August 2016 Offering and consents to the amendment of the warrants issued to it that have a current exercise price of $11.10 per share (including elimination of any right to cashless exercise of such warrants), pursuant to the terms described in the Lead Investor Consent (all terms used in this Section 3 but not defined shall have the meanings assigned to them in the Lead Investor Consent).

4.
Legal Representation. Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

5.
Miscellaneous.

a.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b.
Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.
Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.
Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.
Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:

MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Road, Ste. 400
San Diego, CA 92121
Attention: Chief Executive Officer

If to Holder, to the address set forth on the signature page of the Holder.

f.
Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

g.
Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except asexpressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.
Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i.
Independent Nature of the Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of Series H Preferred Stock (each, an “Other Holder”) under any other agreement to exchange Series H Preferred Stock or rescind such exchange agreement (each, an “Other Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holders under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to any Other Agreement, shall be deemed to constitute the Holder or any Other Holder as, and the Company acknowledges that the Holder and the Other Holders do not soconstitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement, any other agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement and any Other Agreement. The decision of the Holder to rescind the Exchange pursuant to this Agreement has been made by the Holder independently of any Other Holder. The Holder acknowledges that no Other Holder has acted as agent for the Holder in connection with the Holder hereunder and that no Other Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under this Agreement. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the Other Agreements, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.To the extent that any of the Other Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by this Agreement include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Holder.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

MABVAX THERAPEUTICS HOLDINGS, INC.

By:____________________________________
Name: J. David Hansen
Title: Chief Executive Officer

HOLDER:

By:____________________________________
Name:
Title:
Address for Notice: